Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2016, with respect to the financial statements of Cellect Biotechnology Ltd. (formerly: Cellect Biomed Ltd.) included in Amendment No.3 to the Registration Statement (Form F-1 No. 333-212432) and related Prospectus of Cellect Biotechnology Ltd. (formerly: Cellect Biomed Ltd.), dated July 26, 2016.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
July 26, 2016	A Member of Ernst & Young Global